SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 3, 2006

QUEST GROUP INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-26694	87-0681500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

967 W. Center, Orem, Utah	84057
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code)
(801) 765-1301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

        On or about November 3, 2006, the Company entered into a letter of intent (the “LOI”) with RxElite Holdings Inc. (“RxElite”). Under the terms of the LOI, the Company and RxElite agreed to negotiate in good faith a definitive agreement (the “Agreement”) pursuant to which the Company would acquire all of the issued and outstanding capital stock of RxElite (the “Acquisition”) and, in exchange, the Company would issue to the stockholders of RxElite an aggregate of approximately 62,000,000 shares, exact number of shares to be negotiated, of its common stock (“Common Stock”) and warrants exercisable for 13,850,000 shares of Common Stock upon terms to be agreed. RxElite also intends to adopt a stock option plan whereby stock options could be granted that are exercisable for a number of shares of Common Stock equal to fifteen percent of the Company’s issued and outstanding Common Stock. The Board of Directors and officers of RxElite would become the Board of Directors and officers of the Company following the closing of the Acquisition. The Company would also be required to spin-out or distribute all of its assets relating to its current business. The closing is anticipated to occur on or before January 30, 2007.

        Prior to the closing of the Acquisition, the Company would be required to increase its authorized common stock to 150,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. In addition, the Company would be required to reduce the number of its outstanding shares of Common Stock to approximately 4,500,000 immediately prior to the closing.

        RxElite has agreed to provide the Company with $60,000 to pay out-of-pocket expenses incurred in connection with the Acquisition. If the Acquisition does not occur on or before January 30, 2007 because the Company is unwilling to proceed, then the Company is required to refund the entire $60,000. If the closing does not occur for whatever reasons other than those described in the prior sentence, then the Company will pay RxElite an amount equal to $60,000 less the amount of out-of-pocket expenses that the Company has incurred relating to the Acquisition.

        During a period commencing upon execution of the LOI and continuing until January 30, 2007, the Company has agreed not to solicit or engage in discussions or negotiations in connection with any other merger or similar transaction involving the Company.

        The LOI is non-binding with respect to the Acquisition terms and there can be no assurance that the Acquisition will occur, or that if it occurs, that it will be on the terms and conditions described above.

      SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST GROUP INTERNATIONAL, INC. By: /s/ Mathew Evans —————————————— Mathew Evans President

Date: November 8, 2006

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